Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Visualant, Inc., of our report dated January 13, 2015 to the consolidated financial statements of Visualant, Inc. as of September 30, 2014 and 2013, and the related statements of operations, stockholders' deficit, and cash flows for years September 30, 2014 and 2013. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ PMB Helin Donovan, LLP
Seattle, Washington

April 24, 2015